UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. _____)

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MTS SYSTEMS CORPORATION

(Name of Registrant as Specified in Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MTS Systems Corporation 14000 Technology Drive Eden Prairie, MN 55344-2290 Telephone 952-937-4000 Fax: 952-937-4515 Info@mts.com www.mts.com

December 30, 2009

Dear MTS Shareholder:

On behalf of the Board of Directors, you are invited to attend the Company’s annual meeting of shareholders. The meeting will be held on Wednesday, February 10, 2010, at 3:00 p.m., central standard time, at the Company’s headquarters in Eden Prairie, Minnesota.

We would like all of our shareholders to be represented at the meeting, in person or by proxy. Last year, 91% of the shares were voted and we thank our shareholders for their response. We urge you to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. Please help us to achieve another high response rate for the meeting on February 10, 2010. Please vote your proxy even if you plan to attend the meeting.

Very truly yours,

Laura B. Hamilton
Chair and Chief Executive Officer

MTS SYSTEMS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FEBRUARY 10, 2010

The annual meeting of shareholders of MTS Systems Corporation (the “Company”) will be held on Wednesday, February 10, 2010, at the Company’s headquarters located at 14000 Technology Drive, Eden Prairie, Minnesota 55344. The meeting will convene at 3:00 p.m., Central Standard Time, for the following purposes:

1.	To elect six directors to hold office until the next annual meeting of shareholders or until their successors are duly elected;
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2010;
3.	To restate and approve the MTS Systems Corporation Executive Variable Compensation Plan; and
4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the proxy statement made available over the Internet and, upon request, in paper copy.

The Board of Directors has set the close of business on December 15, 2009, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof.

For the Board of Directors,

Bruce W. Mooty Secretary

MTS Systems Corporation
14000 Technology Drive

Eden Prairie, Minnesota 55344

December 30, 2009

All shareholders are cordially invited to attend the annual meeting of shareholders in person. Whether or not you expect to personally attend, please vote over the Internet at www.proxyvote.com or by telephone at 1-800- 690-6903. Alternatively, you may request a paper proxy card, which you may complete, sign and return by mail. The proxy is solicited by the Board of Directors and may be revoked or withdrawn by you at any time before it is exercised.

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MTS SYSTEMS CORPORATION

PROXY STATEMENT

GENERAL

This proxy statement is furnished to the shareholders of MTS Systems Corporation (the “Company,” “we,” “us,” or “our”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) to be voted at the annual meeting of shareholders to be held on Wednesday, February 10, 2010 (the “Annual Meeting”), at 3:00 p.m., Central Standard Time, at the Company’s headquarters located at 14000 Technology Drive, Eden Prairie, Minnesota 55344, or any adjournments or postponements thereof. This proxy statement and the form of proxy, along with the Annual Report for the fiscal year ended October 3, 2009, is being first sent or given to shareholders on or about December 30, 2009.

ABOUT THE ANNUAL MEETING AND PROXY MATERIALS

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will vote upon (1) the election of six directors, (2) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, (3) restatement and approval the MTS Systems Corporation Executive Variable Compensation Plan, and (4) such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. In addition, our management will report on the performance of the Company and respond to questions from shareholders.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability or request a printed set of the proxy materials at no cost to the shareholder. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability.

If you do not affirmatively elect to receive printed copies of the proxy materials, you will be able to view our proxy materials electronically on the Internet. Viewing our proxy materials on the Internet saves us the costs of printing and mailing these materials. We encourage our shareholders to view our proxy materials on the Internet. Shareholders who have affirmatively elected to receive a printed set of our proxy materials may change their election and elect to view all future proxy materials on the Internet instead of receiving them by mail.

Who is entitled to vote?

Only shareholders of record at the close of business on December 15, 2009 (the “Record Date”) will be entitled to vote at the Annual Meeting, or any adjournments or postponements thereof. Each outstanding share of the Company’s common stock, $0.25 par value (the “Common Stock”), entitles its holder to cast one vote on each matter to be voted upon.

Shareholders have cumulative voting rights in the election of directors. If any shareholder gives proper written notice to any officer of the Company before the Annual Meeting, or to the presiding officer at the Annual Meeting, that shareholder may cumulate votes for the election of directors by multiplying the number of votes to which the shareholder is entitled by the number of directors to be elected and casting all such votes for one nominee or distributing them among any two or more nominees. If such notice is given by any shareholder, votes for directors by all shareholders will be cumulated. For instance, if a shareholder only votes for one nominee, such vote will be automatically cumulated and cast for that nominee. If a shareholder has voted for more than one nominee, the total number of votes that the shareholder is entitled to cast will be divided equally among the nominees for whom the shareholder has voted.

Who can attend the Annual Meeting?

All shareholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our Common Stock outstanding on the Record Date will constitute a quorum. A quorum is required for business to be conducted at the Annual Meeting. As of the Record Date, 16,561,031 shares of our Common Stock were outstanding.

If you vote your proxy electronically through the Internet or by telephone, or submit a properly executed paper proxy card, even if you abstain from voting, you will be considered part of the quorum. Broker non-votes will be counted as present for purposes of determining the existence of a quorum.

How do I vote?

You may vote in one of the following ways:

1)

By Internet: You may access the website at www.proxyvote.com to cast your vote 24 hours a day, 7 days a week. You will need your control number found in the Notice of Internet Availability. Follow the instructions provided to obtain your records and create an electronic ballot.

2)

By telephone: If you reside in the United States or Canada, you may call 1-800-690-6903 by using any touch-tone telephone, 24 hours a day, 7 days a week. Have your Notice of Internet Availability in hand when you call and follow the voice prompts to cast your vote.

3)	By mail: If you request a paper proxy card, mark, sign and date each proxy card you receive and return it in the postage-paid envelope provided or to the location indicated on the proxy card.

4)

In person at the Annual Meeting: If you are a shareholder of record, please bring your proxy card to the Annual Meeting to vote your shares in person. If you hold your shares in street name, you must request a legal proxy from your broker or nominee to vote in person at the Annual Meeting.

Shares represented by proxies submitted through the Internet or by telephone, or those paper proxy cards properly signed, dated and returned, will be voted at the Annual Meeting in accordance with the instructions set forth therein. If a proxy is properly submitted, whether through the Internet, by telephone, or by mail using a paper proxy card, but contains no instructions, the shares represented thereby will be voted FOR all directors in Proposal 1, FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2010 in Proposal 2, FOR restatement and approval of the MTS Systems Corporation Executive Variable Compensation Plan in Proposal 3, and at the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

The Internet and telephone voting procedures are designed to verify shareholders’ identities, allow them to give voting instructions and confirm that their instructions have been recorded properly. Shareholders voting through the Internet or by telephone should be aware that they may incur costs to access the Internet or for telephone charges and that these costs will be at the expense of the shareholder.

When do I vote?

If you wish to vote by Internet or telephone, you must do so before 11:59 p.m. Eastern Standard Time on February 9, 2010. After that time, Internet and telephone voting will not be permitted and a shareholder who wants to vote or revoke an earlier proxy must submit a signed proxy card or vote in person.

Can I change my vote after I vote electronically or return my proxy card?

Yes. Even after you have voted electronically through the Internet or by telephone or submitted your proxy card, you may change your vote at any time before the proxy is exercised at the Annual Meeting. You may change your vote by:

1)	Returning a later-dated proxy by Internet, telephone or mail;
2)	Delivering a written notice of revocation to our Assistant Corporate Secretary at 14000 Technology Drive, Eden Prairie, Minnesota 55344; or
3)

Attending the Annual Meeting and voting in person. A shareholder’s attendance at the Annual Meeting will not by itself revoke a proxy given by the shareholder. Persons who hold shares through a broker or other intermediary should consult that party as to the procedures to be used for revoking a vote.

What does the Board recommend?

The Board’s recommendations are set forth after the description of the proposals in this proxy statement. In summary, the Board recommends a vote:

1)	FOR the election of each of the nominated directors (see Proposal 1 on page 5);
2)	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2010 (see Proposal 2 on page 10); and
3)	FOR the restatement and approval of the MTS Systems Corporation Executive Variable Compensation Plan (see Proposal 3 on page 11).

If you return a properly executed proxy card without specific voting instructions, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

What vote is required to approve each Proposal?

For Proposal 1, the election of directors, each shareholder will be entitled to vote for six nominees, and the six nominees receiving the highest number of “FOR” votes will be elected.

For Proposal 2, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, each shareholder will be entitled to one vote for each share of Common Stock held, and the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.

For Proposal 3, the restatement and approval of the MTS Systems Corporation Executive Variable Compensation Plan, each shareholder will be entitled to one vote for each share of Common Stock held, and the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.

With respect to any other matter that properly comes before the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.

A properly executed proxy marked “ABSTAIN” with respect to Proposal 2 or Proposal 3, and any other matter that properly comes before the Annual Meeting, will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions will have the same effect as a negative vote.

A “WITHHELD” vote will be counted for purposes of determining whether there is a quorum, but will not be considered to have been voted in favor of the director nominee with respect to whom authority has been withheld.

If your shares are held in the “street name” of a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to the proposal to be acted upon. If you do not give your broker instructions as to how to vote your shares, your broker has authority under New York Stock Exchange rules to vote those shares for or against “routine” matters, such as the ratification of accounting firms. Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as the election of directors and approval of the MTS Systems Corporation Executive Variable Compensation Plan. These rules apply notwithstanding the fact that shares of our Common Stock are traded on the NASDAQ Global Select Market. If your brokerage firm votes your shares on “routine” matters because you do not provide voting instructions, your shares will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting and in determining the number of shares voted for or against the routine matter. If your brokerage firm lacks discretionary voting power with respect to an item that is not a routine matter and you do not provide voting instructions (a “broker non-vote”), your shares will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting, but will not be counted in determining the number of shares voted for or against the non-routine matter.

Who will count the vote?

Broadridge Financial Solutions, Inc. will act as inspector of elections to determine whether or not a quorum is present and tabulate votes cast by proxy or in person at the Annual Meeting.

What does it mean if I receive more than one Notice of Internet Availability?

If your shares are registered in more than one account, you will receive more than one Notice of Internet Availability. To ensure that all your shares are voted, vote electronically through the Internet or by telephone, or sign, date and return a paper proxy card for each Notice of Internet Availability. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting Broadridge Financial Solutions, Inc., by telephone at 800-542-1061 or in writing at Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

How will voting on any other business be conducted?

We do not know of any business to be considered at the Annual Meeting other than the matters described in this proxy statement. However, if any other business is presented at the Annual Meeting, your proxy gives authority to each of Laura B. Hamilton and Bruce W. Mooty to vote on such matters at their discretion.

How are proxies solicited?

In addition to use of the Internet and mail, proxies may be solicited by our officers, directors, and other employees by telephone, through electronic transmission, facsimile transmission, or personal solicitation. No additional compensation will be paid to such individuals.

What is “householding”?

We may send a single Notice of Internet Availability, as well as other shareholder communications, to any household at which two or more shareholders reside unless we receive other instruction from you. This practice, known as “householding” is designed to reduce duplicate mailings and printing and postage costs, and conserve natural resources. If your Notice of Internet Availability is being householded and you wish to receive multiple copies of the Notice of Internet Availability or if you are receiving multiple copies and would like to receive a single copy, or if you would like to opt out of this practice for future mailings, you may contact Broadridge Financial Solutions, Inc., by telephone at 800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Who pays for the cost of this proxy solicitation?

We will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of the Notice of Internet Availability, the proxy statement and any additional information furnished to shareholders. We will reimburse banks, brokerage houses, and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.

PROPOSAL 1

ELECTION OF DIRECTORS

General Information

Six directors will be elected at the Annual Meeting. Upon the recommendation of the Governance and Nominating Committee, the Board has nominated for election the six persons named below. Each has consented to being named a nominee and will, if elected, serve until the next annual meeting of shareholders or until a successor is elected. Each nominee listed below is currently a director of the Company and each, with the exception of Mr. Anderson and Ms. Steinel, was elected by the shareholders. Mr. Anderson was appointed by the Board as a director effective May 21, 2009, and Ms. Steinel was appointed by the Board as a director effective September 30, 2009. Joseph M. O’Donnell resigned from the Board effective May 17, 2009, in connection with a change in his employment. On November 6, 2009 Lois M. Martin, citing conflicting commitments, announced her intention not to stand for re-election when her current term ends on February 10, 2010. Merlin E. Dewing passed away on December 2, 2009.

Nominees

The names of the nominees, their principal occupations for at least the past five years and other information are set forth below:

David J. Anderson – Age 62 Director since 2009

Director of Schnitzer Steel Industries, Inc. (a metals recycling company) and a member of its Nominating and Corporate Governance Committee; serves on the Boards of the National Fluid Power Association and the National Fluid Power Association’s Technology and Education Foundation, Chairing each in 2008/2009; Executive Director and Co-Vice President of Sauer-Danfoss Inc. (provider of high-performance systems and components for a broad range of mobile equipment applications) from July 2008 to January 2009; President and Chief Executive Officer of Sauer-Danfoss Inc. from July 2002 to January 2009 and a Director of Sauer-Danfoss Inc. from July 2002 until July 2008; Executive Vice President - Strategic Business Development of Sauer-Danfoss Inc. from May 2000 to July 2002; from 1984 to May 2000 held various senior management positions with SauerDanfoss Inc. and Sauer-Danfoss (US) Company; from 1970 to 1984 held various executive position in business development, sales, marketing and applications engineering within manufacturing and distribution businesses in the fluid power industry.

Jean-Lou Chameau – Age 56 Director since 1998

President, California Institute of Technology (Caltech) since September 2006; Provost and Vice President at the Georgia Institute of Technology (Georgia Tech) June 2001 to August 2006; Dean of the College of Engineering and Georgia Research Alliance Eminent Scholar from 1997 to June 2001; Vice Provost for Research and Dean of Graduate Studies from 1995 to 1997; President of Golder Associates, Inc. (a provider of ground engineering, earth, and environmental services) from 1994 to 1995; Director of the School of Civil and Environmental Engineering at Georgia Tech from 1991 to 1994; Professor of Geotechnical Engineering at Purdue University from 1980 to 1991. Served on several boards including the Advisory Committee of InterWest Partners, Internet2, the Academic Research Council of Singapore and the Council on Competitiveness. Elected to the National Academy of Engineering in 2009.

Laura B. Hamilton – Age 48 Director since 2007

Chair of the Board since September 2008; Chief Executive Officer of the Company since January 2008; President and Chief Operating Officer of the Company from June 2007 to January 2008; Senior Vice President of the Company’s Test Division from 2003 to 2007; Vice President of the Company’s Materials and Aerospace Divisions from 2000 to 2003; Director of Business Process Improvement from 1999 to 2000; various management positions with Quest Diagnostics (national clinical laboratory) from 1995 to 1999; various management positions with Corning, Inc. (manufacturer of specialty glass and ceramics) from 1989 to 1995; various positions, ending with Tax Manager, with Arthur Young and Company (public accounting firm) from 1984 to 1989.

Brendan C. Hegarty – Age 67 Director since 1998

Consultant since 2003; Chief Executive Officer of Nano Magnetics (startup nanotechnology company located in the United Kingdom) from 2001 to 2003; Executive Vice President and Chief Operating Officer of Seagate Technology (manufacturer of computer disk drives) from 1993 to 1998; Senior Vice President and Chief Technical Officer of Seagate Technology from 1989 to 1993; Vice President of Thin Film Head Operations for Control Data Corporation (computer hardware and software company) from 1988 to 1989; management and executive positions with IBM (computer hardware and software company) from 1967 to 1987.

Barb J. Samardzich – Age 51 Director since 2001

Vice President of Powertrain Engineering of Ford Motor Company (maker of cars, trucks, SUVs and other vehicles) since 2005; Executive Director - Small FWD and RWD Vehicles of Ford Motor Company from 2002 to 2005; Chief Engineer for the Automatic Transmission Engineering Operations of Ford Motor Company from 2000 to 2002; Quality Director for the Small and Medium Vehicle Center of the European operations of Ford Motor Company from 1999 to 2000; Chief Program Engineer for F650/F750 Ford trucks of Ford Motor Company from 1998 to 1999; previously held various positions in the Powertrain division of Ford Motor Company from 1990 to 1998; various engineering, sales and marketing positions in the Commercial Nuclear Fuel Division of Westinghouse Electric Corporation from 1981 to 1990.

Gail P. Steinel – Age 52 Director since 2009

President and owner of Executive Advisors (provider of leadership development services and advice on entering new markets and improving operations) since 2007; Executive Vice President, Consumer, Industrial & Technology business unit at BearingPoint (a global technology and management consulting company) from 2002 to 2007; progressive management experience at Arthur Andersen (provider of audit, tax and consulting services), where her final position was Global Managing Partner of the Business Consulting Division, from 1984 to 2002. Ms. Steinel serves on several boards including the Board of Trustees of Federal Realty Investment Trust and is Chairperson of its Audit Committee, and the nonprofit organization, Shelter our Sisters.

Voting Information and Board Recommendation

In accordance with Minnesota law, directors are elected by a plurality of votes cast. The six nominees receiving the highest number of votes will be elected. If any nominee is unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board may propose. It is intended that proxies will be voted for such nominees. The proxies cannot be voted for a greater number of persons than six.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH NOMINEE LISTED.

Other Information Regarding the Board

Meetings and Independence. The Board met 9 times during fiscal 2009. The Board also took action in writing in lieu of a meeting 2 times during fiscal 2009. All of the directors attended at least 93.8% of the number of Board meetings and Board committee meetings held during fiscal 2009. The Governance and Nominating Committee of the Board has determined that each current member of the Board other than Ms. Hamilton is, and Mr. O’Donnell was, independent, as defined by the applicable rules for companies listed on the NASDAQ Stock Market. Dr. Chameau, one of our independent directors, serves as our Lead Director. It is our policy that all directors should attend the Annual Meeting. All directors, except Mr. Anderson and Ms. Steinel who were not then directors, attended last year’s annual meeting of shareholders.

Board Committees. Each of our Committees operates under a written charter adopted by the Board. These charters are available to shareholders on our website at www.mts.com (select “Investor Relations” and click on “Corporate Governance”).

The Audit Committee of the Board, composed of Ms. Steinel (Chair) (who joined on September 30, 2009 and was elected Chair on December 2, 2009), Dr. Chameau, Ms. Martin, Mr. Anderson (who joined on December 2, 2009), and Mr. Dewing (who served as Chair throughout fiscal 2009), met 8 times during fiscal 2009. All members of our Audit Committee satisfy the NASDAQ Stock Market listing standards for Audit Committee membership. The Board has determined that Ms. Steinel and Ms. Martin are “audit committee financial experts” under the Sarbanes-Oxley Act of 2002. Among other duties, the Audit Committee (i) selects our independent registered public accounting firm; (ii) reviews and evaluates significant matters relating to our audit and internal controls; (iii) reviews and approves management’s processes to ensure compliance with laws and regulations; (iv) reviews the scope and results of the audits by, and the recommendations of, our independent registered public accounting firm; and (v) pre-approves, in accordance with its pre-approval policy, all audit and permissible non-audit services and fees provided by our independent registered public accounting firm. The Audit Committee also reviews our audited consolidated financial statements and meets prior to public release of quarterly and annual financial information. The Chair of the Audit Committee or the full Audit Committee meets with our management prior to filing our quarterly and annual reports containing financial statements with the SEC. A report of the Audit Committee is contained in this proxy statement.

The Compensation Committee of the Board, composed of Ms. Samardzich (Chair), Mr. Hegarty, and Mr. Anderson (who joined on July 1, 2009), met 6 times during fiscal 2009. All members are independent directors as defined by the rules applicable to companies listed on the NASDAQ Stock Market. Among other duties, the Compensation Committee (i) reviews and makes recommendations to the Board regarding our employment practices and policies; (ii) in executive session, annually reviews and recommends to the independent directors of the full Board the compensation paid to our Chief Executive Officer and evaluates the performance of our Chief Executive Officer; (iii) annually reviews and recommends to the full Board the compensation paid to the other executive officers; (iv) administers and reviews the Company’s retirement plans and approves any amendments related to such plans; (v) administers and grants awards under our stock option and annual incentive plans (the Compensation Committee acts in executive session when granting options to Ms. Hamilton); (vi) reviews management and leadership development and succession plans for management (subject to review by the independent directors of the full Board for the Chief Executive Officer position); and (vii) approves the Compensation Discussion and Analysis for our proxy statement. A report of the Compensation Committee is contained in this proxy statement.

The Governance and Nominating Committee of the Board, composed of Dr. Chameau (Chair), Mr. Hegarty, Ms. Steinel (who joined on December 2, 2009), and Mr. Dewing (who served throughout fiscal 2009), met

5 times during fiscal 2009. All members are independent directors as defined by the rules applicable to companies listed on the NASDAQ Stock Market. Among other duties, the Governance and Nominating Committee (i) reviews and approves Board governance practices; (ii) administers Board evaluation; (iii) reviews and approves Board compensation; and (iv) identifies, screens and recommends director nominees for selection by the Board.

Director Nomination Process. In identifying prospective director candidates, the Governance and Nominating Committee considers recommendations from shareholders and recommendations from business and professional sources, including executive search firms. During fiscal 2009, we retained Heidrick & Struggles, an executive search firm, to identify potential director candidates. The Governance and Nominating Committee’s policy is to consider qualified candidates for positions on the Board who are recommended in writing by shareholders. Shareholders wishing to recommend candidates for Board membership rather than directly nominating an individual should submit the recommendations in writing to our Secretary at least 90 days prior to the date corresponding to the previous year’s annual meeting of shareholders, with the submitting shareholder’s name, address, and pertinent information about the proposed nominee. When evaluating the qualifications of potential new directors or the continued service of existing directors, the Governance and Nominating Committee will consider a variety of criteria, including the individual’s integrity, experience dealing with complex problems, specialized skills or expertise, diversity of background, independence, financial expertise, freedom from conflicts of interest, ability to understand the role of a director, the needs of the Board, and ability to fully perform the duties of a director. Candidates recommended by shareholders will generally be considered in the same manner as any other candidate; however, special consideration will be given to existing directors desiring to stand for re-election given their history of service and their knowledge of the Company, as well as the Board’s knowledge of their level of contribution resulting from such service.

A shareholder intending to nominate an individual as a director at an annual meeting of shareholders, rather than recommend the individual to the Governance and Nominating Committee for consideration as a nominee, must comply with the advance notice requirements set forth in our Bylaws. Our Bylaws provide that any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors provided that such shareholder has provided written notice of such intention to our Secretary. Such notice must be given not fewer than 90 days nor more than 120 days prior to the meeting date corresponding to the previous year’s annual meeting of shareholders date, except in certain circumstances, and must contain certain required information about the nominee.

Shareholders wishing to recommend for nomination or nominate a director should contact the Company’s Secretary for a copy of the relevant procedure and a full delineation of the criteria considered by the Governance and Nominating Committee when evaluating potential new directors or the continued service of existing directors.

Communications with the Board. The Board provides a process for shareholders to communicate with it. The manner in which shareholders can send communications to the Board is set forth on our website at www.mts.com (select “Investor Relations” and click on “Corporate Governance”).

Board Evaluation. The Board engages in an annual evaluation of its performance as a board of directors.

Code of Business Conduct. We have in place a code of ethics, known as the “MTS Code of Business Conduct,” which applies to all our directors, officers, employees, and contractors. We believe that the Code not only documents our historic good business practices but also sets forth guidelines for ensuring that all our personnel act with the highest standards of integrity. The MTS Code of Business Conduct, as well as any waivers from and amendments to the Code, are posted on our website at www.mts.com (select “Investor Relations” and click on “Corporate Governance”).

Independent Director Compensation

Directors who are not otherwise directly or indirectly compensated by the Company are each paid fees in the form of an annual retainer of $40,000, which includes compensation for all Board meetings. In addition, committee members are compensated at a rate of $1,000 per meeting attended. The Chair of the Audit Committee receives an additional $10,000 annually, the Chairs of the Compensation Committee and the Governance and Nominating Committee receive an additional $5,000 annually, and the Lead Director receives an additional $15,000 annually.

Upon election or re-election to the Board at each of our annual meetings of shareholders, each non-employee director receives shares of restricted stock under our 2006 Stock Incentive Plan in an amount determined by the Board. At the Annual Meeting, each non-employee director will receive an annual restricted stock award grant with the number of shares (rounded to the next whole share) equal to $80,000 divided by the closing price of our Common Stock on the date of the Annual Meeting. Each such annual restricted stock award is granted on the date the non-employee director is elected or re-elected to serve on the Board and vests as to one-third of the shares on the date of each of the three regular annual meetings of shareholders following the date of grant, provided such director continues to serve. If a non-employee director is elected to the Board prior to the annual meeting of shareholders, the non-employee director may receive a pro-rated restricted stock award depending upon, among other things, the length of time until the next annual restricted stock award grant. If a non-employee director resigns, retires or otherwise terminates his or her service as a director following ten years of service as a director, all unvested shares of restricted stock will then vest. If a non-employee director retires, resigns or otherwise terminates his or her service as a director after having served fewer than ten years, any restricted shares which have not vested as of the date of termination of service will be forfeited. Non-employee directors are also reimbursed for travel expenses to Board meetings.

The table below shows cash compensation paid to non-employee directors for fiscal 2009. The table also shows the dollar amounts recognized by us for financial statement reporting purposes during fiscal 2009 for restricted stock awards.

Name	Fees earned or paid in cash ($) (1)	Stock Awards ($) (2)(3)4)	All Other Compensation ($) (5)	Total ($)

David Anderson (6)	11,000	11,002	0	22,002
Jean-Lou Chameau	74,000	91,882	2,721	168,603
Merlin E. Dewing	62,000	80,029	2,721	144,750
Brendan C. Hegarty	50,000	91,882	2,721	144,603
Lois M. Martin (7)	47,000	80,029	2,721	129,750
Joseph M. O’Donnell (8)	20,000	0	446	20,446
Barb J. Samardzich	50,000	80,029	2,721	132,750
Gail P. Steinel (9)	0	0	0	0

_____________________

(1)	Includes annual retainer and committee meeting fees paid in cash.
(2)

Amounts represent compensation expense recognized during fiscal 2009 under SFAS 123R, based on the valuation and utilizing the assumptions discussed in Note 2 to our Notes to Consolidated Financial Statements for the fiscal year ended October 3, 2009. Dr. Chameau and Mr. Hegarty’s recognized expense reflects their eligibility for accelerated vesting of their restricted stock awards upon retirement from the board after serving for 10 years.

(3)

Each of Dr. Chameau, Mr. Dewing, Mr. Hegarty, Ms. Martin, Mr. O’Donnell, and Ms. Samardzich was granted 2,973 shares of restricted stock during fiscal 2009 with a grant date fair value of $80,003. This restricted stock was granted on February 4, 2009. Mr. Anderson was granted 1,888 shares of restricted stock on May 20, 2009 with a grant date fair value of $40,007. Generally, the full grant date fair value is the amount of expenses in our financial statements over the awards’ vesting period, based on the valuation and utilizing the assumptions discussed in Note 2 to our Notes to Consolidated Financial Statements for the fiscal year ended October 3, 2009.

(4)

As of October 3, 2009, the named directors held restricted stock awards in the following amounts: Mr. Anderson – 1,888; Dr. Chameau – 4,992; Mr. Dewing – 4,992; Mr. Hegarty – 4,992; and Ms. Samardzich – 4,992. In accordance with the stock incentive plan, Mr. Dewing’s restricted stock awards were forfeited upon his death on December 2, 2009.

(5)	Reflects cash dividends paid on unvested restricted stock awards in fiscal 2009.
(6)	Mr. Anderson joined the Board on May 21, 2009.
(7)

Ms. Martin will forfeit the 2,678 shares of unvested restricted stock awarded to her in fiscal years 2008 and 2009 when her tenure on the Board of Directors expires effective upon the commencement of the annual meeting on February 10, 2010.

(8)	Mr. O’Donnell joined the Board on November 24, 2008 and resigned from the Board on May 17, 2009. The restricted stock awarded to Mr. O’Donnell on February 4, 2009 was forfeited upon his resignation.
(9)	Ms. Steinel joined the Board on September 30, 2009.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THIS SECTION SHOULD BE READ IN CONJUNCTION WITH THE “AUDIT COMMITTEE REPORT” BELOW.

KPMG LLP (“KPMG”), an independent registered public accounting firm, has been our independent registered public accounting firm since May 31, 2002. The Audit Committee has selected KPMG to serve as our independent registered public accounting firm and to serve as auditors for the fiscal year ending October 2, 2010. Shareholder ratification of the appointment is requested. Consistent with our Audit Committee Charter and the requirements of the Sarbanes Oxley Act of 2002 and applicable rules and regulations of the SEC and the NASDAQ Stock Market, the ratification of the appointment of independent auditors by the shareholders will in no manner impinge upon or detract from the authority and power of the Audit Committee to appoint, retain, oversee and, if necessary, disengage the independent auditors. In the event the appointment of KPMG is not ratified by the shareholders, the Audit Committee will make another appointment to be effective at the earliest feasible time.

Representatives of KPMG are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees and Services

The following table presents aggregate fees for professional services rendered by KPMG in fiscal years 2008 and 2009 for the audit of our annual financial statements and for other services.

	Fiscal Year ($000’s)
	2008	2009
Audit Fees(1)	$1,585	$1,545
Audit-Related Fees(2)	14	14
Tax Fees(3)	55	12
All Other Fees	—	—
Total fees	$1,654	$1,571

_____________________

(1)	Includes annual audit of consolidated financial statements and Sarbanes-Oxley Section 404 attestation services.
(2)	Audit-related fees consist of fees for audits of our employee benefit plan.
(3)	Tax fees consist of fees for tax compliance and tax consultation services.

The amounts in the table include out-of-pocket expenses incurred by KPMG. The Audit Committee pre-approved all non-audit services described in the table. The Audit Committee has determined that the provision of the services identified in the table is compatible with maintaining the independence of KPMG.

Pre-Approval Policy

The Audit Committee’s current practice on pre-approval of services performed by the independent registered public accounting firm is to require pre-approval of all audit services and permissible non-audit services. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the firm’s independence. In addition, the Audit Committee has delegated authority to grant certain pre-approvals to the Audit Committee Chair. Pre-approvals granted by the Audit Committee Chair are reported to the full Audit Committee at its next regularly scheduled meeting.

Board Voting Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP.

AUDIT COMMITTEE REPORT

The Audit Committee is presently composed of four directors who are independent, as defined by the applicable rules for companies listed on the NASDAQ Stock Market. The Audit Committee operates under a written charter adopted by the Board, a copy of which is available to shareholders on our website at www.mts.com (select “Investor Relations” and click on “Corporate Governance”). Management is responsible for our internal controls over the financial reporting processes. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal controls in accordance with auditing standards generally accepted in the United States and for issuing reports on such audit. The Audit Committee’s responsibility is to monitor and oversee these processes.

Management has represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and extensively discussed the consolidated financial statements with management and KPMG, our independent registered public accounting firm.

In reviewing our fiscal 2009 audited consolidated financial statements, the Audit Committee discussed with KPMG matters required to be discussed by Statement on Auditing Standards No. 61. KPMG also provided to the Audit Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG that firm’s independence.

Based upon the Audit Committee’s discussions with management and KPMG and the Audit Committee’s review of the representations of management and the reports of KPMG, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2009, which was filed with the SEC on December 2, 2009.

SUBMITTED BY THE AUDIT COMMITTEE

OF THE COMPANY’S BOARD OF DIRECTORS

Gail P. Steinel (Chair)	Jean-Lou Chameau	Lois M. Martin	David J. Anderson

PROPOSAL 3

RESTATEMENT AND APPROVAL OF THE

MTS SYSTEMS CORPORATION EXECUTIVE VARIABLE COMPENSATION PLAN

Section 162(m) of the Internal Revenue Code of 1986 (“Code”) limits our federal income tax deduction of compensation in excess of $1 million per individual paid to our Chief Executive Officer and our three highest paid executive officers, excluding the Chief Financial Officer. Compensation that is performance-based within the requirements of Code Section 162(m) and is approved by our shareholders will not be subject to the deduction limit. Therefore, in order to maximize our tax deduction, the Board of Directors is requesting that shareholders approve the MTS Systems Corporation Executive Variable Compensation Plan (the “EVC Plan”).

The EVC Plan will authorize the Compensation Committee (the “Committee”) to award cash bonuses to senior management employees, including the Chief Executive Officer and the three executive officers subject to Code Section 162(m), based on the achievement of pre-established objective financial and business performance goals. If approved by the shareholders, the EVC Plan will be effective for bonuses awarded with respect to our fiscal years beginning in and after October 2010.

Our shareholders previously approved a similar EVC Plan at the January 2005 annual meeting, which governed the bonus awards to senior executives for each fiscal year since October 2004. The principal changes to the EVC Plan approved in 2005 are as follows:

•	The categories of financial performance goals now include the broader categories of financial performance contained in our 2006 Stock Incentive Plan (described below under Performance Goals);
•

The Committee may now adjust downward the performance goals so that bonuses will be paid upon lesser achievements, but may only decrease and not increase the amount of any Bonus Award to the Chief Executive Officer and the three executive officers subject to Code Section 162(m) after the performance goals have been established; and

•

The Company may, as a condition to new awards, cancel and recover bonus amounts received by executives in the event financial mismanagement is discovered, or the executive violates Company policies or agreements, such as a non-compete or non-disclosure agreements.

Summary of the EVC Plan

Purpose of the EVC Plan

The purpose of the EVC Plan is to focus efforts on achievement of financial objectives that are important to the success of MTS and to reward our executives when our financial performance meets or exceeds the established objectives.

Eligibility and Participation

From time to time, the Committee will select from among the senior management employees who will be eligible to participate in the Plan. This will include officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 and those executive officers subject to Code Section 162(m). As a frame of reference, for the fiscal year ended October 3, 2009, there were 5 executive officers eligible to participate in the current EVC Plan.

Performance Goals

The Committee will establish, with respect to each participant or group of participants, the financial goal(s) (“Performance Goals”) for the fiscal year or other period (“Performance Period”) from among the following categories, either on an absolute basis, rate basis, or a comparative basis with other companies considered by the Committee to be a peer of MTS or other benchmark: share price, total shareholder return; earnings per share (basic or diluted), earnings (before or after interest, taxes, depreciation, and/or amortization or any combination thereof); operating income; gross or net sales, gross or net revenues, growth in revenues, income or earnings; ratios, such as expenses or market share; return on equity or assets; cash flow; and working capital. In setting the Performance Goals, the Committee may take into account or exclude the impact of certain events, for example, acquisitions, divestitures or changes in accounting practices.

Bonus Awards

Not later than 90 days after the beginning of the fiscal year, the Committee will, with respect to each eligible executive or group of eligible executives: (i) establish the Performance Goal or Goals by which the financial performance of MTS will be measured and establish the Performance Period over which such Performance Goals will be measured; (ii) determine the percentage of each executive’s salary that may be awarded as bonus for the Performance Period, up to the maximum bonus to any executive for any fiscal year of $2,000,000; (iv) determine each executive’s bonus based on the attainment of the financial objectives for the Performance Period; and (v) determine the frequency at which each bonus will be paid when attained.

Payment of Bonus Awards

Earned bonus amounts shall be paid within 90 days after the end of our fiscal year and only after the Committee certifies that the relevant Performance Goals established at the beginning of the Performance Period have been met. The Committee has the right to reduce the amount of any award even if the Performance Goals have been attained. We may cancel and recover bonus amounts received by employees in the event financial mismanagement is discovered, or, if the terms of the award so provide, the employee violates our policies or agreements, such as a non-compete or non-disclosure agreements. Each senior executive may elect, in accordance with the terms of our qualified pension and non-qualified deferred compensation plans, to defer some or the entire bonus otherwise payable to the executive.

Administration

The EVC Plan is administered by the Compensation Committee of the Board of Directors. The present members of the Committee are deemed to be independent non-employee directors, as defined under Section 162(m). In addition, each member of the Committee is independent under the NASDAQ Stock Market listing standards. The

Committee retains exclusive authority to determine the Performance Goals and award bonuses under the EVC Plan to the Chief Executive Officer and the three executive officers subject to Code Section 162(m), but the Committee may delegate to the Chief Executive Officer the authority to determine bonuses awarded to other executives.

Amendment and Termination

The Committee may amend, modify, suspend or terminate the EVC Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. The Committee will seek shareholder approval of any amendment determined to require shareholder approval or to be advisable under the regulations of the Internal Revenue Service or other applicable laws or regulations.

New Plan Benefits

No benefits or amounts have been awarded or received under the EVC Plan. Thus, it is not possible to determine the benefits that will be received by eligible participants in the fiscal year beginning in October 2010 if the EVC Plan were to be approved by the shareholders. However, the following table indicates the bonus amounts paid under our current EVC Plan that was in effect for the fiscal year ending October 3, 2009, which were based on Earnings Per Share (“EPS”), Earnings Before Interest and Taxes (“EBIT”) as a Rate to Revenue, Revenue, and Working Capital as a Rate to Revenue (“WCRR”):

Name and Position	Dollar Value ($)
Laura B. Hamilton	17,479
Joachim Hellwig	0
Susan E. Knight	7,764
Alfred Richter	4,772
Kathleen M. Staby	4,085
Executive Group	34,100

Equity Compensation Plan Information

The following table sets forth the aggregate information regarding grants under all equity compensation plans as of October 3, 2009:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (in thousands) (a)	Weighted-Average Number of Securities Remaining Available for Exercise Price of Outstanding Warrants and Rights (b)	Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(1) (in thousands) (c)
Equity compensation plans approved by security holders	1,566	$33.88	1,437

Equity compensation plans not approved by security holders	—	—	—

Total	1,566	$33.88	1,437

(1)	Includes 478 shares available for issuance under the 2002 Employee Stock Purchase Plan as of October 3, 2009.

Board Voting Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE

PROPOSAL TO APPROVE THE EVC PLAN.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Named Executive Officers

The following Compensation Discussion and Analysis describes, among other items, the material elements of compensation for the following individuals, collectively referred to as the “named executive officers”:

•	Laura B. Hamilton, Chair and Chief Executive Officer
•	Joachim Hellwig, Vice President
•	Susan E. Knight, Chief Financial Officer and Vice President
•	Alfred Richter, Senior Vice President
•	Kathleen M. Staby, Vice President

Overview

This Compensation Discussion and Analysis describes the key principles and approaches used to determine the compensation of the named executive officers and should be read in conjunction with the tables and narrative included in the rest of the Executive Compensation section of this proxy statement. All compensation paid to the Chief Executive Officer (“CEO”) is determined by the independent directors of the full Board, as defined by the applicable rules for companies listed on the NASDAQ Stock Market, following recommendations made by the Compensation Committee of the Board. All compensation paid to the named executive officers other than the CEO is determined by the full Board and takes into account recommendations made by the CEO and the Compensation Committee. The Compensation Committee is composed solely of independent non-employee directors who meet regularly each fiscal year. During fiscal 2009, the Compensation Committee engaged Towers Perrin, an external compensation consultant, in certain matters related to executive compensation.

Executive Compensation Philosophy and Objectives

Our philosophy for compensating executives is to provide fair total cash compensation consistent with job markets in which we compete and reward performance. Compensation levels for the named executive officers reflect base salary for the executive’s role in the Company, the market value of the position, performance in that position and the opportunity for additional rewards when we either meet or exceed business objectives that are supportive of the business strategy. To attract and retain the best people, we offer meaningful rewards when executives, their business unit, and the Company achieve specific business goals or when outstanding individual performance is demonstrated. Performance rewards fluctuate based on the results of established objectives and provide executives with the opportunity to earn additional compensation beyond their base salary.

We structure our compensation components to support our overall compensation philosophy and the following executive compensation objectives:

•	to establish and maintain a systematic compensation program whereby executives are compensated in relation to their level of responsibilities and their work performance;
•	to maintain a program which will enable us to attract and retain qualified and competent executives;
•	to provide flexibility within the compensation program to meet changing competitive and economic conditions;
•	to maintain equitable and consistent relationships between positions within the Company; and
•	to align executive and shareholder interests.

Compensation Evaluation Process

To assure our compensation programs are suitably competitive, the Compensation Committee, with the assistance of management and Towers Perrin, regularly reviews outside compensation programs to align our compensation levels to market practices. A combination of salary survey data and information from a comparator group of companies is used in these reviews.

Salary Survey Data

As in previous years, in fiscal 2009 we used the Watson Wyatt top management and Mercer executive salary surveys for comparison purposes in connection with determining the salaries of our executive officers. These surveys were selected based on the comparison of benchmark positions available, ability to adjust survey data to similar size organizations, and sample of reporting organizations.

Comparator Group

Our competitors are either privately owned companies or business units within much larger public companies; therefore, a broad and reliable base of compensation data from these companies is not readily available. Accordingly, for comparative purposes, we use a group that consists of durable goods manufacturing companies, most of which do not compete with us directly but several of which compete with us for management talent. Our comparator group, reviewed on an annual basis, consists of the following companies:

Actuant Corporation
Arctic Cat Inc.
Axcelis Technologies Inc.
Badger Meter Inc.
Brooks Automation Inc.
Cabot Microelectronics Corp
Cohu Inc.

CyberOptics Corporation
Dionex Corporation
ESCO Technologies Inc.
FARO Technologies Inc.
Graco, Inc.

GSI Group Inc.

Hurco Companies
K-Tron International
Keithley Instruments Inc.
Measurement Specialties Inc.
Mettler-Toledo International Inc.
MKS Instruments Inc.
Moog Inc.
National Instruments Corporation
Perceptron Inc.
Roper Industries Inc.
Symmetricom Inc.
Tennant Company
Teradyne Inc.

Analysis of Data. In general, we attempt to target each component of total compensation at or around the 50th percentile of executive salary survey information. We believe this allows us to attract and retain executives with a necessary level of skill and talent for our business.

Executive salary survey data is used at the median level and adjusted based on revenue responsibility for each executive position. Survey benchmark positions were selected to determine salary range midpoints based on market medians. The named executive officer benchmark positions include those of chairman and chief executive officer, chief executive officer, chief financial officer, top financial executive, top division executive and top human resources executive. The base salary survey data for these benchmark positions is aged to the middle of the following year in order to account for future market movement. This data is used to produce a salary structure midpoint. We establish a salary structure range, identifying a minimum and maximum value for each level, approximating 80% and 120% of the midpoint, respectively. The base salary and short-term incentive compensation benchmark data is collected and analyzed internally and reviewed by Towers Perrin. This analysis is then reviewed with the Compensation Committee and used to update base salary structures and short-term incentive targets. Based on this review, the Compensation Committee approved an overall increase of 4.1% in the executive salary structure from fiscal 2008 to fiscal 2009.

Our long-term incentive compensation is reviewed by Towers Perrin. They conduct a market analysis of our grant guidelines, comparing the value of our long-term incentive award guidelines to market data. For fiscal 2009, comparative information was obtained from Towers Perrin’s 2008 Executive Compensation Database long-term incentive tables for companies with revenues less than $1 billion. The market data was discounted by 20% to reflect an expectation that grant values would come down due to the economic environment and anticipated effects on market compensation practices. Due to the complex nature of the economic impact on long-term incentive compensation and the comparison of the market data, the Committee decided to maintain the fiscal 2008 structure for use in determining grant levels for fiscal 2009. While this decision resulted in a grant structure which delivered grant values below market data, the Committee believed this to be prudent in light of the uncertainty of the market data and the current economic environment.

Compensation Components

The primary components of our executive compensation programs include:

•	base salary;
•	short-term incentives;
•	long-term incentives; and
•	benefits and perquisites.

Base Salary. Base salary reflects the executive’s role in the Company and the market value of the position.

Salary structures provide a range of pay for each level. We use base salaries to provide competitive compensation to attract and retain talented executives. The Compensation Committee generally targets base salary levels at the median of market data collected through our benchmarking process. Adjusting base salaries to achieve or approach median is consistent with the Compensation Committee’s philosophy. The Compensation Committee considers the following factors in setting annual base salaries:

•	the individual’s scope of responsibility;
•	the individual’s level of performance and experience;
•	any promotions resulting in increases in responsibility; and
•	competitive salaries within the market, drawing on data from our compensation survey analysis and the group of comparative companies.

On an annual basis, the Compensation Committee makes recommendations to the full Board on base salaries for named executive officers, other than the CEO, and makes recommendations to the independent directors for the CEO.

The independent directors evaluate our CEO’s performance and determine her annual base salary in consultation with an outside compensation consultant. Similarly, the CEO evaluates the performance of each of the other named executive officers, using the same factors identified above to make compensation recommendations to the Compensation Committee. Considering these recommendations and advice by the outside consultant, the Compensation Committee establishes a recommended annual base salary for the other named executive officers.

During fiscal 2009, the Board increased Ms. Hamilton’s annual base salary from $500,000 to $525,000 effective January 18, 2009. This base salary increase was provided due to Ms. Hamilton’s individual performance against individual objectives. In July 2009, the Company announced cost reduction actions which include a salary freeze for fiscal 2010.

When determining the other named executive officers’ salaries, the Compensation Committee took into consideration overall individual performance against individual objectives, scope of responsibility, and competitive market data.

Short-Term Incentives.

Through the Executive Variable Compensation Plan (“EVC Plan”), the Compensation Committee attempts to focus efforts of the named executive officers on achievement of near term financial objectives that are critical to our success, reward accomplishments when performance meets or exceeds established targets or business plan objectives and more closely tie total cash compensation (base salary plus EVC) to our financial results. All named executive officers participate in our EVC Plan and are eligible to earn annual awards.

Performance goals are tied to financial measures under the EVC Plan. Ms. Hamilton, Ms. Knight, and Ms. Staby are assigned to corporate performance goals. Mr. Hellwig is assigned to a combination of corporate and Sensors business unit performance goals. Mr. Richter is assigned to a combination of corporate and Test business unit performance goals. We believe the combination of performance goals selected under the EVC Plan provides an appropriate balance between income statement and balance sheet management while focusing on shareholder value. For fiscal 2009, our performance goals included Earnings Per Share (“EPS”), Earnings Before Interest and Taxes (“EBIT”) as a Rate to Revenue, Revenue, and Working Capital as a Rate to Revenue (“WCRR”). EBIT as a Rate to Revenue replaced the absolute EBIT performance goal for fiscal 2009. As with other companies, Revenue declines caused us to re-evaluate the absolute EBIT performance goal in order to maintain a focus on profitability in a declining revenue environment. The weightings of these performance goals are similar across all business units. Each performance goal is assigned a payout range. Incentive payments vary above and below the target based on the financial results in comparison to the established performance goals. Targets are set based on business plan expected results. Factors taken into consideration when establishing payout ranges include degree of difficulty of the established plan, historic performance and continuous improvement expectations. Additional factors taken into consideration at the business unit level include percentage of contribution to the Company and size of the business unit. The minimum level or hurdle represents that level of performance below which no award is paid. The maximum stretch target of a performance goal represents the maximum level of performance awarded under the plan. Between the target and the maximum stretch target the payout is greater than 100% because the actual results are above established target. A maximum multiplier of two is assigned to each performance goal. Therefore, no individual payout can be more than 200% of the weighting assigned to that performance goal.

Payout targets are stated as a percentage of annual base salary, with the percentage based on an individual’s level within the Company and competitive data from our compensation survey analysis and our group of comparator companies. Cash awards can range from 0% to 200% of target and payouts are based on three factors: (1) the degree to which performance goals are met; (2) the target payment percentage assigned to the executive; and (3) the base salary paid during the fiscal year. In addition, since the Compensation Committee believes the EPS performance goal provides a strong link between the incentive program and shareholder value, in years when the EPS target is not met, EVC Plan participants are limited to 100% payout maximum regardless of their individual business unit performance. The Compensation Committee may make adjustments to the incentive payout awards based on unanticipated financial events or special circumstances.

For fiscal 2009, the corporate goals, minimum, target, and maximum ranges are outlined in the chart below. All named executive officers had 30% of their short-term incentive assigned to the EPS goal.

Corporate Goal	Minimum	Target	Maximum	Result	% Achieved

EPS	$2.04	$2.55	$3.32	$1.03	0%

EBIT Rate to Revenue	10.6%	13.3%	17.8%	6.1%	0%

Revenue (in 000)	427,500	475,000	527,250	408,881	0%

WCRR	24.2%	21.0%	18.9%	23.2%	31%

Specific business unit performance goals and their corresponding minimum, target and maximum ranges are not disclosed due to the confidential nature of business unit performance. In general, target goals are viewed as achievable if the Company and/or the business unit execute their business plan reasonably well, minimum goals should be met a majority of the time, and maximum goals will be very challenging to meet. Historically, over the past three fiscal years, including fiscal 2009, EPS performance resulted in achieving 0% to 155% of target. Other corporate performance goals resulted in achieving 0% to 146% of target. Sensors business unit performance goals resulted in achieving 0% to 200% of the target. Test business unit performance goals resulted in achieving 0% to 141% of target.

Ms. Hamilton’s target award was set at 70% of her annual base salary. The target award for the other named executive officers ranged from 35% to 50% of their annual base salary. The individual fiscal 2009 EVC incentive payout awards ranged from 0% to 6% of the target award.

Long-Term Incentives. In order to attract and retain executive officers and align their financial interests with the interests of our shareholders, equity based long-term incentives are provided. In fiscal 2009, our long-term incentive awards were in the form of stock options and restricted stock units. The Compensation Committee believes the public trading price of our Common Stock is a strong measure of corporate performance. The stock option grant feature of our 2006 Stock Incentive Plan is designed to provide executives with the right to purchase a financial stake in the Company. In order to retain executives to implement our strategy, the Committee approved the use of time-vested restricted stock units. The Committee determined that providing individuals with a mix of stock options and restricted stock units would provide continued retention benefits and an appropriate balance of interests. Both stock options and restricted stock units enable participants to achieve the ownership guidelines established by the Company.

Our annual stock option grant structure was compared against long-term incentive market data by Towers Perrin. Towers Perrin discounted the market data by 20% to reflect an expectation that market long-term incentive levels would come down due to the economic environment and anticipated effects on market compensation practices. They then provided the Compensation Committee information as to the dollar amount and number of options necessary to provide compensation comparable to the 50th percentile of market for comparable positions. The Compensation Committee reviewed this information and based on the market uncertainty made a decision to leave the fiscal 2008 structure in place. The grant structure provides a grant guideline range (minimum, target, and maximum) based on position. The grant guideline range provides for awards between 24% below to 24% above the target opportunity. The Committee then determined an exchange rate for the restricted stock units to account for the associated higher value.

Factors considered when determining award size include the recipient’s scope of responsibility, individual performance, previous awards granted, and progress toward satisfying the stock ownership guidelines. Awards granted in fiscal 2009, which were between target and 3% above the target opportunity, are reflected in the Grants of Plan Based Awards Table.

Under our established annual stock award grant date guidelines, all awards for the named executive officers were approved at the May 19, 2009 Board meeting for grant on the first business day of the fourth fiscal year quarter (June 29, 2009). The exercise price for all stock options and the grant price for all restricted stock units was the closing price on the date of grant rather than the earlier date of approval.

Benefits and Perquisites. In order to attract and retain executive officers, we offer retirement, health and welfare programs that are competitive within our local markets. These programs are available to our U.S. based employees and include:

•

Retirement Savings Plan. While we do not offer a defined benefit plan to any U.S. employees, we sponsor a defined contribution Retirement Savings Plan for all U.S. employees. All U.S. executive officers, including the named executive officers, participate in this Retirement Savings Plan. The Retirement Savings Plan includes two Company contribution components. The first component is a fiscal year contribution provided for all U.S. employees under which we provide a 3% contribution on earnings below the Social Security wage base and 6% on earnings above the Social Security wage base, up to the limits allowed under U.S. law. The second component is a match contribution for all U.S. employees under which we match employee 401(k) contributions. The match is 50% on the first 6% of compensation contributed to the Retirement Savings Plan. The Retirement Savings Plan uses a calendar year-end “true-up” matching contribution feature to ensure that participants receive the maximum matching contribution available, by making up any loss in matching contributions resulting from the participant’s individual savings strategies. To be eligible to receive the year-end “true-up” match, the participant must be employed on the last day of the calendar year. The Compensation Committee approves changes to the fiscal year contribution and our matching formula. Both the fiscal year contribution and the matching contribution for the named executive officers in fiscal 2009 are reported in the Summary Compensation Table.

•

Disability and Life Insurance. All U.S. executive officers, including the named executive officers, are eligible for the same disability and life insurance programs offered to all U.S. employees. These programs provide short- and long-term disability and various life insurance benefits, some of which are optional and paid fully by the executive officer.

•

Health and Welfare. All U.S. executive officers, including the named executive officers, and their dependents are covered under the same programs offered to all U.S. employees. These programs provide medical, vision, and dental benefits.

We have historically limited the number of perquisites offered to executive officers. The perquisites and other benefits offered to executive officers exclusively include the following:

•

Supplemental Retirement Benefit. As part of Mr. Hellwig’ s offer of employment, he receives an annual contribution to a retirement pension insurance fund. Mr. Hellwig works in Germany where regional differences support such a program. No other named executive officer receives supplemental retirement benefits.

•

Car benefit. In geographies where prevailing market practices provide, some executive officers may receive a cash allowance while others may receive use of a Company automobile. In fiscal 2009, Ms. Hamilton, Ms. Knight and Ms. Staby received a car benefit cash allowance of $8,710. Mr. Richter was employed in the middle of the year and therefore received a car benefit cash allowance of $4,690. Mr. Hellwig was the only named executive officer to be provided with a Company automobile.

•

Other Perquisites and Benefits. Executives may also receive other perquisites through various other agreements and plans or in the event of special circumstances. These other perquisites are sometimes required to attract and retain executive officers. There were no other perquisites provided to the named executive officers during fiscal 2009. Mr. Richter received restricted stock award with a grant date fair value of $200,018, a signing bonus of $25,000 and a relocation bonus of $150,000 as part of his offer of employment. The relocation bonus is payable in two equal installments with the first being paid upon hire and the second payment following the first anniversary of employment. The restricted stock award is included in the Grants of Plan Based Awards Table. Both the signing bonus and first installment of the relocation bonus are included in the Summary Compensation Table.

•

Non-Qualified Deferred Compensation. In addition to tax-qualified retirement benefits provided to all eligible employees under the Retirement Savings Plan, our executive-level employees, including the named executive officers, are permitted to defer up to 90% of their base salary and/or short-term incentive payment into the Executive Deferred Compensation Plan. The intention of the Executive Deferred Compensation Plan is to provide participating individuals with benefits that would otherwise be available to them under our tax-qualified plans but for the application of limitations on benefits to highly-compensated employees imposed by the Internal Revenue Code of 1986. The Executive Deferred Compensation Plan is unfunded, meaning our obligation to make payments under the plan is unsecured.

Compensation Policies

Stock Incentive Grant Policy. The Compensation Committee recognizes the importance of adhering to specific practices and procedures in the granting of stock incentives. In accordance with our stock policy, the Compensation Committee approves annual stock incentive grants for named executive officers at its meeting each May, other than stock incentive grants for the CEO which are approved by the independent directors of the full Board following a recommendation by the Compensation Committee. Under the stock policy, the exercise price of stock options is based on the closing price on the date of grant and options generally vest in three equal annual installments beginning on the first anniversary of the date of grant and have a five-year term. Also under the stock policy, the restricted stock units generally vest in three equal installments beginning on the first anniversary of the date of the grant. The Compensation Committee believes these vesting provisions and option terms reinforce the objectives of our 2006 Stock Incentive Plan to retain executive officers.

Stock Ownership Guidelines. To align our executive officers’ interests with our shareholders’ interests, the Compensation Committee expects our executive officers to acquire significant equity ownership in our Common Stock. We have in place guidelines requiring each named executive officer to achieve an equity ownership level equal to a specified multiple of his or her base salary within five years of being appointed to a named executive officer role.

The minimum equity ownership levels are five times annual base salary for our Chair and our CEO, three times annual base salary for our Chief Financial Officer and our Sr. Vice President, and one times annual base salary for our other named executive officers. Shares owned outright or controlled by the participant or his or her immediate family members residing in the same household, shares acquired upon stock option exercise, shares held in our Employee Stock Purchase Plan, and restricted stock issued and held as part of an executive’s long-term compensation, whether or not vested, all count toward satisfaction of our equity ownership guidelines. The Compensation Committee reviews progress against these guidelines on a regular basis and is satisfied with the progress made by our named executive officers in fiscal 2009 toward achievement of these ownership goals.

Our independent directors have also imposed upon themselves a guideline for achieving significant equity ownership in our Common Stock. Each of our independent directors is expected to achieve an ownership of our Common Stock equal to a minimum of five times their annual cash retainer.

Tax Deductibility of Compensation. Our EVC Plan and the 2006 Stock Incentive Plan have each been structured with the intention that cash incentive payments and stock options awarded under these plans can be qualified performance-based compensation, which is tax-deductible to us under Section 162(m) of the Internal Revenue Code. The Compensation Committee intends to continue its practice of paying competitive compensation in order to attract and retain the senior executives necessary to manage business in the best interests of the Company and our shareholders. Under some circumstances, this practice may require us to pay compensation in excess of $1,000,000 to certain key executives. Although we intend to maximize the deductibility of compensation paid to executive officers, we also intend to maintain the flexibility to take actions considered to be in our best interests including, where appropriate, entering into compensation arrangements under which payments are not deductible under Section 162(m).

Compensation Committee Report

The Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis set forth above with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

SUBMITTED BY THE COMPENSATION COMMITTEE

OF THE COMPANY’S BOARD OF DIRECTORS

Barb J. Samardzich (Chair)	Brendan C. Hegarty	David J. Anderson

Summary Compensation Table

The following table sets forth the cash and non-cash compensation with respect to each named executive officer during fiscal 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)	Option Awards ($)(3)	Non- Equity Incentive Plan Compen- sation ($)(4)	Change In Pension Value And Non- Qualified Deferred Compen- sation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)

Laura B. Hamilton	2009	532,684	—	240,435	719,250	17,479	—	26,350	1,536,198
Chair and Chief	2008	374,042			363,721	306,141		25,365	1,069,269
Executive Officer	2007	275,622			258,808	101,583		25,014	661,027

Joachim Hellwig(1)	2009	306,806	—	30,825	92,475	0	16,487	26,484	473,077
Vice President	2008	304,025			95,330	190,781	16,367	30,608	637,111
	2007	257,464			108,151	140,323	13,539	27,546	547,023

Susan E. Knight	2009	331,250	—	61,650	184,950	7,764	—	26,723	612,337
Chief Financial Officer	2008	304,586			196,319	207,745		25,365	734,015
and Vice President	2007	290,084			225,190	156,368		25,014	696,656

Alfred Richter	2009	149,999	100,000	259,613	179,813	4,772	—	7,459	701,656
Sr. Vice President

Kathleen M. Staby	2009	249,012	—	30,825	92,475	4,085	—	26,632	403,029
Vice President	2008	224,657			86,483	107,260		25,365	443,765
	2007	209,639			91,180	79,103		25,014	404,936

__________________

(1)	Currency converted from Euros to U.S. Dollars using the average exchange rate of $1.44515 for fiscal 2009.
(2)

Mr. Richter received as part of his offer of employment a signing bonus of $25,000 and a relocation bonus of $75,000. Provided he remains employed as of the first anniversary of his employment date, he will receive an additional $75,000 relocation bonus at that time.

(3)

Amounts represent compensation expense recognized during fiscal 2009 under SFAS 123(R), based on the valuation and utilizing the assumptions discussed in Note 2 to our Notes to Consolidated Financial Statements for the fiscal year ended October 3, 2009.

(4)	Amounts awarded for fiscal 2009 EVC.
(5)	Represents increase in present value provided under the Employer Pension Commitment for Mr. Hellwig. We do not pay above-market or preferential earnings on non-qualified deferred compensation.
(6)	These amounts include all other compensation as described in the following table:

Supplemental Table to the All Other Compensation Column

	Retirement Plan
Name	Match $	Fiscal Year Contribution $	Car $ (1)	Payment for unused vacation $ (2)	Total $

Laura B. Hamilton	6,900	10,740	8,710	—	26,350
Joachim Hellwig	—	—	14,163	12,321	26,484
Susan E. Knight	7,273	10,740	8,710	—	26,723
Alfred Richter	2,769	—	4,690	—	7,459
Kathleen M. Staby	7,182	10,740	8,710	—	26,632

__________________

(1)	Represents cash car allowance for Ms. Hamilton, Ms. Knight, Mr. Richter and Ms. Staby, and all expenses for Mr. Hellwig (as required by employment agreement).
(2)	Represents cash payment made in accordance with employment contract on payment for unused vacation (as required by employment agreement).

Grants of Plan Based Awards in Fiscal 2009

The following table describes the potential range of annual cash incentive awards for fiscal 2009 performance and the stock options, restricted stock, and restricted stock units granted during fiscal 2009.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underly ing Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Approval Date	Award Type	Target ($)	Maximum ($)

Laura B. Hamilton			Cash	367,500	735,000	—	—	—	—
	6/29/2009	5/19/2009	RSU	—	—	11,700	—	—	240,435
	6/29/2009	5/19/2009	Options	—	—	—	35,000	20.55	164,353

Joachim Hellwig			Cash	107,382	214,764	—	—	—	—
	6/29/2009	5/19/2009	RSU	—	—	1,500	—	—	30,825
	6/29/2009	5/19/2009	Options	—	—	—	4,500	20.55	21,131

Susan E. Knight			Cash	161,817	323,633	—	—	—	—
	6/29/2009	5/19/2009	RSU	—	—	3,000	—	—	61,650
	6/29/2009	5/19/2009	Options	—	—	—	9,000	20.55	42,262

Alfred Richter			Cash	150,000	300,000	—	—	—	—
	4/15/2009	2/28/2009	RSA	—	—	9,351	—	—	200,018
	6/29/2009	5/19/2009	RSU	—	—	2,900	—	—	59,595
	6/29/2009	5/19/2009	Options	—	—	—	8,750	20.55	41,088

Kathleen M. Staby			Cash	85,540	171,081	—	—	—	—
	6/29/2009	5/19/2009	RSU	—	—	1,500	—	—	30,825
	6/29/2009	5/19/2009	Options	—	—	—	4,500	20.55	21,131

__________________

(1)	Closing market value of shares on grant date.
(2)

Fair value of $4.6958 calculated using a multiple option form of the Black-Scholes option valuation model with assumptions for interest rate, expected life, share price volatility and dividend yield as described in Note 2 to our Notes to Consolidated Financial Statements for the fiscal year ended October 3, 2009.

Outstanding Equity Awards at 2009 Fiscal Year End

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options				Number of Shares or Units of Stock Held That Have Not Vested	Market Value of Shares or Units of Stock Held That Have Not Vested
Name	Exercisable (#)	Un- Exercisable (#)(1)	Option Price ($)	Option Expiration Date	(#)	($)(2)

Laura B. Hamilton	23,500	—	35.15	7/5/10
	21,000	—	39.14	7/3/11
	30,000	30,000	46.03	7/2/12
	23,334	46,666	35.88	6/30/13
	0	35,000	20.55	6/29/14
					11,700	329,121
Joachim Hellwig	11,800	—	35.15	7/5/10
	9,800	—	39.14	7/3/11
	6,134	3,066	46.03	7/2/12
	3,334	6,666	35.88	6/30/13
	0	4,500	20.55	6/29/14
					1,500	42,195
Susan E. Knight	23,500	—	35.15	7/5/10
	21,000	—	39.14	7/3/11
	12,667	6,333	46.03	7/2/12
	6,334	12,666	35.88	6/30/13
	0	9,000	20.55	6/29/14
					3,000	84,390
Alfred Richter	0	8,750	20.55	6/29/14
					9,351	263,044
					2,900	81,577
Kathleen M. Staby	8,300	—	35.15	7/5/10
	9,000	—	39.14	7/3/11
	5,867	2,933	46.03	7/2/12
	3,334	6,666	35.88	6/30/13
	0	4,500	20.55	6/29/14
					1,500	42,195

__________________

(1)	Stock options granted with a 5 year term, exercisable in three equal installments each year beginning on the first anniversary of the grant date.
(2)

Market value of unvested restricted stock and restricted stock units equals the closing price of our common stock on the NASDAQ Stock Market at fiscal year end ($28.13) multiplied by the number of shares or units. The restricted stock and restricted stock units vest in three equal installments each year beginning on the first anniversary of the grant date.

Option Exercises and Stock Vested in Fiscal 2009

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Laura B. Hamilton	—	—
Joachim Hellwig	—	—
Susan E. Knight	24,000	5,969
Alfred Richter	—	—
Kathleen M. Staby	—	—

Pension Benefits for Fiscal 2009

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

Joachim Hellwig	Employer Pension Commitment	NA	203,415	—

__________________

(1)	Currency converted from Euros to U.S. Dollars using the exchange rate of $1.44515 for fiscal 2009.

Employer Pension Commitment for Joachim Hellwig. MTS Sensor Technologie GmbH & Co KG (“MTS Sensors”), our wholly-owned subsidiary, is obligated to pay Mr. Hellwig a life-long retirement pension in the amount of €1,278 per month after his 65th birthday or earlier in the event of a disability. In the event of Mr. Hellwig’s death, Mr. Hellwig’s spouse will receive a pension of €766.94 per month for her lifetime. The survivor’s pension is terminated should Mr. Hellwig’s spouse re-marry. MTS Sensors is obligated to pay the earned portion of Mr. Hellwig’s retirement benefit even if Mr. Hellwig’s employment is terminated for any reason other than death or disability. Upon becoming eligible for payments, Mr. Hellwig, or Mrs. Hellwig in the event she is to receive the retirement benefit, is entitled to a one-time lump sum payment equal to the cash value of the liability for future retirement benefit payments. There is no number of years credited service requirement to the benefit provided.

Non-Qualified Deferred Compensation

Our Executive Deferred Compensation Plan is a non-qualified plan that provides a select group of employees, including all of the named executive officers, with the option to defer up to 90% of base salary or short-term cash incentive. Independent directors are also eligible to participate in the Executive Deferred Compensation Plan and may elect to defer up to 90% of the director’s fees we paid.

Participants’ deferred compensation accounts earn a monthly rate of return based on an established interest rate. The interest rate is approved by the Compensation Committee in November of each year for the following calendar year. Historically, the ten-year government treasury note rate as of the first business day of the calendar year has been used. As such, the interest rate for calendar 2008 was 4.04 % and for calendar 2009 was 2.167%.

At the time of the deferral election, participants must also select a distribution date and form of distribution. Participants may elect to receive distribution in a single payment, installments, or combination thereof. Distribution elections cannot change unless the election is to postpone payment until the fifth anniversary of separation from service or, if later, age 60 and the election must be made at least 12 months before separation from service. In no case can an earlier distribution election be allowed.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Laura B. Hamilton	—	—	9,229	—	398,261

__________________

(1)	Earnings are determined on a calendar year basis. Earnings were 4.04% and 2.167% for 2008 and 2009, respectively.

Potential Payments Upon Termination or Change In Control

Payments and benefits received by the named executive officers upon termination are governed by the arrangements described below and quantified at the end of this section. We have estimated the amounts involved assuming that the termination became effective as of the last business day of fiscal 2009. The actual amounts to be paid can only be determined at the time of the named executive officer’s departure from the Company.

As described in more detail below, we are party to agreements with certain of our executive officers that together establish the terms of the employment relationship between the Company and the executive, the terms under which that relationship may be ended, and the rights and obligations of the parties after the employment relationship ends.

Employment Agreement

Effective January 1, 1991, MTS Sensors entered into an employment contract with Mr. Hellwig. Pursuant to the contract, Mr. Hellwig may terminate the contract upon six months prior written notice. MTS Sensors may also terminate the contract for good cause or by a resolution of MTS as shareholder of MTS Sensors. Mr. Hellwig’s contract contains a confidentiality provision and a two-year non-compete clause after termination of the contract. The contract expires in the year of Mr. Hellwig’s 65th birthday.

Severance Agreement

We have a formalized Severance Agreement with Mr. Richter. The Severance Agreement provides for continuation of compensation and benefits described below for 12 months following termination of employment by us other than for cause. Mr. Richter’s Severance Agreement will expire two years from the employment date of March 30, 2009.

The Severance Agreement provides monthly payments over the applicable period of time based upon the highest annual salary during any 12-month period during the preceding 36 months and the average annual executive variable compensation and fiscal year retirement contribution received during the three most recent fiscal years ending immediately prior to termination. Additionally, we pay the employer share of Mr. Richter’s group life and health insurance premiums during the applicable period of time. All premium payments are contingent on Mr. Richter making the appropriate timely written elections to continue group benefits following his date of termination. As a condition of the receipt of these payments, Mr. Richter must agree not to render services to any entity concerning any competing product during the applicable period of time. Severance benefits are forfeited and may be recaptured if it is determined that Mr. Richter engaged in conduct detrimental to the Company including conduct that would result in termination for cause, conduct in violation of the MTS Employee Agreement, violation of the noncompetition clause in the Severance Agreement, or if our financial statements are required to be restated resulting from errors, omissions, or fraud by Mr. Richter. Additionally, Mr. Richter must agree to maintain the confidentiality of certain information deemed by us to be proprietary. In the event of a change of control, the terms of the Change in Control Agreement described below will supersede the terms of the Severance Agreement.

Change In Control Agreement

In December 2008, we entered into amended Change in Control Agreements with Ms. Hamilton, Ms. Knight, and Ms. Staby and in March 2009 a Change in Control Agreement with Mr. Richter.

In the event of a change in control and either (i) an involuntary termination other than for cause, death or disability or (ii) voluntary termination for good reason within two years after a change in control, each will be entitled to receive a lump-sum payment equal to two times their annual compensation. In addition, each will be entitled to continuation of their benefits for a period of 24 months and reimbursement of legal fees in connection with the termination, including fees associated with the enforcement of the Change in Control Agreements.

As a condition of the receipt of such benefits, each executive has agreed not to render services to any entity offering any competing product for a period of one year following the date of termination unless the change in control was not approved by the Board.

In general, a “change in control” would occur if:

•	30% or more of the Company’s outstanding voting stock was acquired by any person;
•	current members of the Board or their successors elected or nominated by such members ceased to constitute at least a majority of the Board; or
•	the Company consummated a merger, consolidation, share exchange, division or other reorganization with another company.

For purposes of the Change in Control Agreements, “cause” means:

•

the willful and continued failure by the executive to perform substantially the duties and responsibilities of the executive’s position with the Company after a written demand for substantial performance is delivered to the executive by the Board, which demand specifically identifies the manner in which the Board believes that the executive has not substantially performed the duties or responsibilities;

•

the conviction of the executive by a court of competent jurisdiction for felony criminal conduct which, in the good faith opinion of the Company, would impair the executive’s ability to perform his or her duties or impair the business reputation of the Company; or

•	the willful engaging by the executive in fraud or dishonesty that is demonstrably and materially injurious to the Company, monetarily or otherwise.

For purposes of the Change in Control Agreements, “good reason” means:

•

the authority, responsibilities or duties assigned to the executive, as compared to those in effect immediately prior to the change in control, are materially and adversely diminished without the executive’s written consent;

•

a material reduction by the Company in the executive’s annual compensation including, but not limited to, base pay or short- and long-term incentive pay in effect immediately prior to a change in control;

•	a material reduction in the budget over which the executive retains authority;
•	the material change in the geographic location at which the executive must perform services; or
•

any material violation of the Change in Control Agreement by the Company, including any purported termination of the executive’s employment that is not made pursuant to a notice of termination satisfying the requirements of the Change in Control Agreement.

Change in control payments are generally payable in a single lump sum within 30 days after the date of termination. The amount payable under the Change in Control Agreement will be reduced by any amounts payable under other employment-related agreements that provide for similar payments. A change in control payment under the Change in Control Agreements, as well as any other compensation under other plans or agreements that is contingent upon a change in control, may be reduced to the extent necessary to avoid excise taxation to the executive and non-deductibility to the Company under federal income tax laws applicable to “parachute payments.” The Company shall determine the order and amounts by which the amounts due are reduced.

Our 2006 Stock Incentive Plan allows for acceleration of stock incentives upon a change in control. Upon a change in control, any stock incentive will immediately vest and be exercisable and any restrictions will lapse. Notwithstanding the foregoing, unless the Compensation Committee determines otherwise at or prior to the change in control, no stock incentive that is subject to any performance criteria for which the performance period has not expired shall accelerate at the time of a change in control.

Our 2006 Stock Incentive Plan generally allows for a pro-rata portion of any performance shares to be paid out upon an executive’s death, disability or retirement. The payment is based on the extent to which achievement of performance targets were satisfied at the end of the performance period and pro-rated for the length of employment within the performance period.

Assuming that a termination event or change in control occurred on October 3, 2009, the total compensation payable to each named executive officer who was employed by us on such date is set forth in the table below.

	Severance Agreement (Involuntary Not For Cause Termination)				Change in Control Agreement
Name	Cash Payment ($)	Accelerated Vesting ($)	Benefits ($)	Total Value ($)	Cash Payment ($)(1)	Accelerated Vesting ($)(2)	Benefits ($)(3)	Total Value ($)

Laura B. Hamilton	—	—	—	—	1,333,469	594,421	20,593	1,948,483
Joachim Hellwig(4)	—	—	—	—	—	—	—	—
Susan E. Knight	—	—	—	—	895,184	152,610	20,342	1,068,136
Alfred Richter(5)	304,772	—	11,983	316,755	603,181	410,946	24,987	1,039,114
Kathleen M. Staby	—	—	—	—	615,768	76,305	18,108	710,181

__________________

(1)	As described under the Change in Control Agreement summary above, all U.S. named executive officers would receive 24 monthly payments.
(2)

Represents the aggregate value at October 3, 2009, of options (stock price less exercise price), restricted stock awards, and restricted stock units held by each named executive officer as of such date that would have been vested and exercisable upon change in control. Under the 1997 and 2006 stock programs, restricted stock awards, restricted stock units, and options fully vest upon change in control.

(3)	The value includes the aggregate of life, disability, and accident and health insurance benefits.

(4)	Mr. Hellwig’s employment agreement does not provide payments upon termination or in the event of a change in control.
(5)	Mr. Richter’s Severance Agreement will expire two years from the employment date of March 30, 2009.

OTHER INFORMATION

Security Ownership of Principal Shareholders and Management

The following table sets forth, as of the close of business on December 15, 2009, the number and percentage of outstanding shares of our Common Stock beneficially owned (i) by each person who is known to us to beneficially own more than five percent of our Common Stock, (ii) by each director and director nominee, (iii) by each executive officer named in the Summary Compensation Table, and (iv) by all our directors and executive officers as a group:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Note	Percent of Class

Mairs and Power, Inc. 332 Minnesota Street, Suite W-1520 Saint Paul, MN 55101	1,813,318	(1)	10.96%
Barclays Global Investors UK Holdings Limited 1 Churchill Place Canary Wharf London X0 E14 5HP	1,213,292	(2)	7.33%
Laura B. Hamilton	146,161	(3),(4),(5)	*
Susan E. Knight	87,201	(3),(6)	*
Kathleen M. Staby	40,404	(3)	*
Joachim Hellwig	39,731	(3)	*
Jean-Lou Chameau	15,645		*
Barb J. Samardzich	13,195		*
Alfred Richter	9,351	(3)	*
Lois M. Martin	9,145		*
Brendan C. Hegarty	8,411		*
David J. Anderson	1,888		*
Gail P. Steinel	0	(7)	*
All directors and executive officers as a group (11 persons)	371,132		2.24%

__________________

*Less than 1%.

(1)

According to the Form 13F filed on November 13, 2009 with the SEC, Mairs and Power, Inc. has reported that as of September 30, 2009 it has sole voting power and sole investment power over 1,813,318 shares.

(2)

According to the Form 13F filed on November 12, 2009 with the SEC, Barclays Global Investors UK Holdings Ltd. – N/A has reported that as of September 30, 2009 it has sole voting power and shared-investment power over 1,102,558 shares and no voting power and shared investment power over 110,734 shares.

(3)

Includes the following number of shares which could be purchased under stock options exercisable within 60 days of December 15, 2009: Ms. Hamilton, 97,834 shares; Mr. Hellwig, 31,068 shares; Ms. Knight, 63,501 shares; Mr. Richter, 0 shares; and Ms. Staby, 26,501 shares.

(4)	Includes 3,021 shares owned by spouse who solely controls the voting and investment power over those shares.
(5)

Due to an administrative error the fiscal 2008 Proxy Statement erroneously reported that Ms. Hamilton directly owned 78,546 shares when in fact at that time she directly owned 42,717 shares and her spouse directly owned 3,005 shares.

(6)	Includes 10,000 shares owned jointly with spouse. Voting and investment power over those shares are shared accordingly.
(7)	Ms. Steinel joined the Board on September 30, 2009.

Related Party Transactions

The Audit Committee is responsible for the review and approval of all related party transactions between the Company and any of our executive officers, directors or director nominees, or any immediate family member of any such person. Pursuant to a related party transactions approval procedure adopted by the Audit Committee, all related party transactions that involve amounts in excess of $120,000 and in which a related party has or will have a direct or indirect material interest, or transaction in which any of our directors or any of their affiliated organizations is a party, must be approved in advance by the Audit Committee. If the proposed transaction involves a member of the Audit Committee, such member will not participate in the deliberations or vote on the proposed transaction. Related party transactions may be approved if the Audit Committee in good faith determines them to be (i) fair and reasonable to us, (ii) on terms no less favorable than could be obtained by us if the transaction did not involve a related party, and (iii) in our best interests.

During fiscal 2009, MTS Sensors purchased approximately $1,026,405 of mechanical components and remote-mechanic workbench services from Mark-Tronik GmbH (“Mark-Tronik”). MTS Sensors is owned by MTS Systems GmbH, one of our wholly-owned subsidiaries. The brother-in-law of Mr. Hellwig, our Vice President and General Manager of MTS Sensors, is the owner and general manager of Mark-Tronik. The prices paid by MTS Sensors were, and will continue to be, the subject of arms-length negotiation on terms no less favorable to MTS Sensors than MTS Sensors could otherwise obtain. Mr. Hellwig did not participate in negotiating or executing the MTS Sensors agreement with Mark-Tronik. Prior to the beginning of fiscal 2010, the Audit Committee reviewed and approved these related party transactions after determining they met the required standards for approval.

During fiscal 2009, we purchased approximately $230,000 of legal services from Gray Plant Mooty Mooty and Bennett (“GPM”). The sister of Ms. Hamilton, our Chair and CEO, is a shareholder of GPM. GPM had provided legal services to us prior to the sister of Ms. Hamilton joining GPM. The prices paid by us were, and will continue to be, the subject of arms-length negotiation on terms no less favorable to us than we could otherwise obtain. GPM was selected to provide legal services through a competitive bid process coordinated by Ms. Knight, our Vice President and CFO, that included a variety of law firms. Ms. Hamilton’s sister had no involvement in the bid process, does not provide legal services to us, is neither the billing attorney nor the relationship attorney on our account, and does not directly receive any compensation from transactions with us. Prior to the beginning of fiscal 2010, the Audit Committee reviewed and approved these related party transactions after determining they met the required standards for approval.

The Audit Committee also reviewed three other transactions between the Company and third parties that occurred during fiscal 2009. In each case it was determined that since the third party did not have a direct or indirect material interest, the transactions were not related party transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the SEC require us to disclose the identity of directors, executive officers and beneficial owners of more than 10% of our Common Stock who did not file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934. Based solely on a review of copies of such reports and written representations from reporting persons, we believe that all directors and executive officers complied with all filing requirements applicable to them during fiscal 2009.

Shareholder Proposals

Proposals Included in the Proxy Statement

Proposals of our shareholders that are intended to be presented by such shareholders at our fiscal 2010 annual meeting to be held in early 2011 and that shareholders desire to have included in our proxy materials related to such meeting must be received by us at our principal executive offices no later than 5:00 p.m., Central time, September 1, 2010, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Proposals Not Included in the Proxy Statement

If a shareholder wishes to present a proposal at our fiscal 2010 annual meeting or to nominate one or more directors and the proposal is not intended to be included in our proxy statement relating to that meeting, the shareholder must give advance notice to us prior to the deadline for such meeting determined in accordance with our bylaws. In general, our bylaws provide that such notice should be addressed to the Secretary and be no less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except in certain circumstances. For purposes of our fiscal 2010 annual meeting, such notice must be received no earlier than October 13, 2010 and not later than November 12, 2010. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. Our bylaws set out specific requirements that such shareholders and written notices must satisfy. Copies of those requirements will be forwarded to any shareholder upon written request to the Secretary of the Company.

Our management knows of no matters other than the foregoing to be brought before the Annual Meeting. However, this proxy gives discretionary authority in the event that additional matters should be presented.

A copy of our Annual Report and Form 10-K for the fiscal year ended October 3, 2009, which includes audited financial statements, will be furnished without charge to any shareholder who requests it in writing from Michael J. Hoff, Assistant Corporate Secretary, MTS Systems Corporation, 14000 Technology Drive, Eden Prairie, Minnesota 55344, and are also available from the SEC’s Internet site at www.sec.gov or via our Internet site at www.mts.com.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

______________________________________________

MTS Systems Corporation

Executive Variable Compensation (EVC) Plan

Approved by the Board of Directors November 24, 2009

Approved by Shareholders February ____, 2010

Plan Effective as of October 3, 2010

Section	Page
Section 1. Establishment and General Purpose of the Plan	1
Section 2. Definitions	1
Section 3. Administration	2
Section 4. Eligibility and Participation	3
Section 5. Performance Goals and Performance Periods	4
Section 6. Qualified Performance-Based Compensation	5
Section 7. Payment of Bonus Awards; Recoupment	6
Section 8. Amendment and Termination	7
Section 9. Miscellaneous	8

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Section 1.	Establishment and General Purpose of the Plan

1.1

Establishment. On November 24, 2009, the Board of Directors of MTS Systems Corporation, upon recommendation by the Compensation Committee of the Company’s Board of Directors, approved an incentive plan for executives as described herein. The name of this plan is the “MTS Systems Executive Variable Compensation (EVC) Plan” (the “Plan”). The material terms of the Plan shall be submitted for approval by the shareholders of the Company at the Company’s 2010 Annual Meeting of Shareholders. The Plan shall be effective, subject to its approval by the shareholders of the Company, beginning with the Company’s fiscal year beginning October 3, 2010. No payments shall be made pursuant to the Plan until after the shareholders of the Company have approved the Plan.

1.2

Purpose. The purpose of the Plan is to focus efforts on achievement of near term financial objectives that are critical to the success of MTS Systems Corporation; to reward accomplishments when performance meets or exceeds established targets or business plan objectives; and to more closely tie total compensation (salary plus EVC) to the financial results of the Company. It is intended that, unless otherwise designated by the Committee at the time of the award, the “Performance-Based Awards” under this Plan shall be exempt from the limitation on the deductibility of compensation under §162(m) of the Code.

Section 2.	Definitions

Definitions as used in the Plan are:

2.1	“Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Company.

2.2

“Bonus Award” means the grant of the right to receive a cash bonus payable by the Company upon achievement of the Performance Goals as of the end of the Performance Period as designated by the Committee in accordance with the terms of the Plan.

2.3	“CEO” means the Chief Executive Officer duly elected by the Board.

2.4	“Code” means the Internal Revenue Code of 1986, as amended.

2.5	“Company” means MTS Systems Corporation, a corporation organized under the laws of the State of Minnesota (or any successor corporation).

2.6

“Committee” means the Compensation Committee of the Board of Directors. In the absence of the appointment of the Committee, references in the Plan to the Committee shall refer to the Board of Directors.

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2.7

“Employee” means a person who performs services to the Company and who is regularly paid through the payroll of the Company, whether or not an officer or member of the Board, but excluding any temporary employee and any person serving the Company only in the capacity of a member of the Board of Directors.

2.8	“Named Executive” means the persons serving as CEO and the four highest paid officers of the Company other than the CEO as of the last day of the Company’s fiscal year.

2.9

“Outside Director” means a Director of the Company who: (a) is not a current employee of the Company or Affiliate; (b) is not a former employee of the Company or Affiliate who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration (including any payment in exchange for goods or services) from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Section 162(m) of the Code and regulations thereunder.

2.10	“Participant” means an Employee who is eligible and is selected by the Committee to participate in the Plan.

2.11	“Performance-Based Award” is defined in Section 6.1 of the Plan.

2.12	“Performance Goals” is defined in Section 5.1 of the Plan.

2.13

“Performance Period” means the measuring period of time determined by the Committee, consisting of a period of any length, over which the Performance Goals established by the Committee must be achieved to earn a Bonus Award under the Plan.

2.14	“Plan” means the MTS Systems Corporation Executive Variable Compensation (EVC) Plan.

2.15	“Plan Year” means the applicable fiscal year of the Company.

Section 3.	Administration

3.1

Composition of the Committee. The Compensation Committee of the Board of Directors shall administer the Plan, except that, with respect to any Bonus Award to any Named Executive that constitutes a Performance-Based Award, the Committee administering this Plan, or a subcommittee thereof, shall be composed solely of two or more persons who are Outside Directors.

3.2

Power and Authority of the Committee. The Committee is authorized to make all decisions as required in the administration of the Plan and to exercise its discretion to establish, amend, suspend, terminate, define, interpret, construe, apply, approve, withdraw and make any exceptions to the terms of the Plan it deems necessary or advisable for the proper administration of the Plan not inconsistent with the terms of this Plan. The Committee shall have the power and authority to grant Bonus Awards, including Performance-Based Awards, to Participants, including Named Executives, pursuant to the terms of the Plan. In particular, the Committee shall have the authority:

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a.	to select eligible Employees to whom Bonus Awards may from time to time be granted hereunder;
b.

to determine the Performance Period, the Performance Goals, and the criteria to determine the amount due under the Bonus Award (including, but not limited to, the degree to which the Performance Goals are met, the base salary or other compensation on which the Bonus Award is paid), and with respect to Participants who are not Named Executives, any other criteria or factors on which part or all of the Bonus Award will be based;

c.

to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Bonus Award granted hereunder (including, but not limited to, any restriction on, forfeiture of, or repayment of any Bonus Award); and

d.	to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

3.3

Delegation of Authority. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to the CEO of the Company the authority to exercise the powers specified in Section 3.2; provided, however, that no such authority shall be delegated to the CEO with respect to any Bonus Award that constitutes a Performance-Based Award to a Named Executive.

3.4

Rule Making and Interpretations. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Bonus Award granted under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

Section 4.	Eligibility and Participation

4.1

Eligibility. The Company maintains the Plan primarily for Employees who are executive officers or senior management employees. The Committee shall select, from among the executive officers and senior management employees those Employees who will be eligible to participate in the Plan from time to time, in its sole discretion. Executives eligible for other variable compensation (i.e. commissions) are not eligible to participate in the Plan.

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4.2

Participation. The Committee shall determine the date as of which each eligible Employee shall commence to participate in the Plan and the Bonus Award to which the Employee is then eligible. Selection as an eligible Employee to be a Participant in this Plan with respect to any designated Performance Period does not guarantee that the Employee will be selected to be a Participant in any other Bonus Award under this Plan, and the Committee shall not have any obligation for uniformity of treatment among eligible Employees.

4.3

Effect on Employment. In the absence of any specific agreement to the contrary, no Bonus Award to a Participant under the Plan shall affect any right of the Company or any Affiliate, to terminate, with or without cause, the Participant’s employment with the Company or any Affiliate at any time. Neither the establishment of the Plan, nor the granting of any Bonus Award hereunder, shall give any Participant (i) any rights to remain employed by the Company or any Affiliate; (ii) any benefits not specifically provided for herein or in any Bonus Award granted hereunder; or (iii) any rights to prevent the Company or any Affiliate from modifying, amending or terminating any of its other benefit plans of any nature whatsoever.

Section 5.	Performance Goals and Performance Periods

5.1

Performance Goals. Unless and until the Board proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Section, the performance measure(s) to be used by the Committee for purposes of making Bonus Awards shall be chosen from among the following: (a) earnings per share; (b) net income (before or after taxes); (c) return measures (including, but not limited to, return on assets, equity or sales); (d) cash flow return on investments (net cash flows divided by owners equity); (e) earnings before or after taxes, depreciation and/or amortization; (f) revenues and or sales (gross or net); (g) operating income (before or after taxes); (h) total shareholder return; (i) corporate performance indicators (indices based on the level of certain services provided to customers); (j) cash generation, working capital, profit and/or revenue targets; (k) growth measures, such as revenue or sales growth; (l) ratios, such as expenses or market share and/or (m) share price (including, but not limited to, growth measures and total shareholder return). In setting performance goals using these performance measures, the Committee may establish goals on an absolute basis, rate basis, or relative to a peer group performance or other benchmark, and may exclude the effect of changes in accounting standards and non-recurring unusual events specified by the Committee, such as write-offs, capital gains and losses and acquisitions and dispositions of businesses.

5.2

Performance Period. The Committee shall establish the Performance Period over which the performance goals shall be achieved in order to earn the Bonus Award. The Performance Periods may run concurrently and may contain interim dates during the Performance Period on which the achievement of the Performance Goals will be determined. A Performance Period may be of any length, and must be established prior to the start of such period or within the first ninety (90) days of such period (provided that the performance criteria are not in any event set after 25% or more of such period has elapsed).

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5.3

Modifications to Performance Goal Criteria. Subject to the requirements of Section 6, the Committee shall have the discretion to adjust the determinations of the degree of attainment of the Performance Goals. In the event that the applicable tax and/or securities laws and regulatory rules and regulations change to permit Committee discretion to alter the Performance Goals described in Section 5.1 without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

Section 6.	Qualified Performance-Based Compensation

6.1

Compliance With Code Section 162(m). Unless the Committee irrevocably designates otherwise at the time the Bonus Award is granted, each Bonus Award to a Named Executive shall constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code (hereinafter referred to as a “Performance-Based Award”). Each of the provisions of Sections 6.2 to 6.7, and all of the other terms and conditions of the Plan as applied to any Performance-Based Award, shall be interpreted in such a fashion so as to qualify such compensation paid thereunder as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

6.2

Shareholder Approval. Any Performance-Based Award shall be null and void and have no effect whatsoever unless the Plan shall have been approved by the shareholders of the Company at the Company’s 2010 Annual Meeting of Shareholders and periodically thereafter as may be required under Code §162(m).

6.3

Limit of Performance Goals. The right to receive a Performance-Based Award shall be determined solely on account of the attainment of one or more pre-established, objective Performance Goals included in Section 5 of the Plan, as selected by the Committee in connection with the grant of the Performance-Based Award.

6.4	Maximum Performance-Based Award. The maximum bonus that may be paid to any Participant pursuant to any Performance-Based Award with respect to any fiscal year shall not exceed $2,000,000.

6.5	Timing of Performance-Based Award. The Committee shall, not later than 90 days after the beginning of each Performance Period:

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a.	designate the Named Executives who will be Participants for such fiscal year; and
b.	establish the Performance Goals for each Named Executive for that Performance Period solely based on those Performance Goals set forth in Section 5 above

6.6

Certification. Following the end of the Performance Period and prior to payment of any Performance-Based Award to any Named Executive under the Plan, the Committee shall certify in writing as to the attainment of the Performance Goals upon which any Performance-Based Award is based.

6.7

Discretionary Reduction. The Committee, in its sole discretion, may reduce, in whole or in part, the payout otherwise payable to any Named Executive under any Performance-Based Award. The Committee shall have no authority or discretion to change any Performance-Based Award with respect to any Named Executive after the establishment of the Performance-Based Award that would result in the increase of any amount payable under this Plan.

Section 7.	Payment of Bonus Awards; Recoupment

7.1

Payouts; Deferral. Payouts of Bonus Awards will be made in cash or other readily-available funds within 90 days of the end of the Performance Period, provided that, with respect to Performance-Based Awards, the Committee certifies to the achievement of the Performance Goals as provided in Section 6.6 prior to the end of such 90 day period. To the extent permitted under the terms of any qualified pension or nonqualified deferred compensation plan maintained by the Company, the Participant may elect to defer payment of part or all of the Bonus Award, which to the extent deferred, shall thereafter be governed by the terms and conditions of that qualified pension or nonqualified deferred compensation plan.

7.2

Taxes. In order to comply with all applicable federal or state income, social security, payroll, withholding or other tax laws or regulations, the Company may take such action, and may require a Participant to take such action, as it deems appropriate to ensure that all applicable federal or state income, social security, payroll, withholding or other taxes, which are the sole and absolute responsibility of the Participant, are withheld or collected from such Participant.

7.3

Nontransferability. Except as otherwise determined by the Committee, no right under any Bonus Award shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the time in which the requirement of continued employment or attainment of Performance Goals has not been achieved and prior to the date of actual payout.

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7.4

Impact of Restatement of Financial Statements. If any of the Company’s financial statements are required to be restated resulting from errors, omissions or fraud, the Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any Bonus Award with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from the Participant shall be the amount by which the Bonus Award exceeded the amount that would have been payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire award) that the Committee shall determine. The Committee may limit the application of this Section 7.4 to those responsible for the misstatement or to the Named Executives but in no event shall the amount to be recovered by the Company be less than the amount required to be recovered as a matter of law. The Committee shall determine whether the Company shall effect any such recovery (a) by seeking repayment from the Participant, (b) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or any of its affiliates, (c) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (d) by any combination of the foregoing.

7.5

Forfeiture and Recoupment. Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of a Bonus Award consistent with law, and for greater clarity, the Committee may specify that the Participant’s rights, payments, and benefits with respect to a Bonus Award under this Plan shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions. Such events shall include, but shall not be limited to, termination of employment or services under certain or all circumstances, violation of material Company policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreement that may apply to the Participant, or other conduct by the Participant that the Committee determines is detrimental to the business or reputation of the Company and its subsidiaries.

Section 8.	Amendment and Termination

8.1

Term of Plan. The Plan shall continue in operation indefinitely, subject to the right of the Committee to terminate the Plan at any time; provided, however, that no Performance-Based Awards shall be granted after the fiscal year ending in 2015 unless and until the Performance Goals here have been reapproved by the Company prior to that time.

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8.2

Amendments to and Termination of Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that notwithstanding any other provision of the plan, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval would cause any compensation paid pursuant to any Performance-Based Award granted to no longer qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder.

8.3

Correction of Defects, Omissions and Inconsistencies. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan, the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Bonus Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 9.	Miscellaneous

9.1	Governing Law. The Plan and all of the Participants’ rights thereunder shall be governed by and construed in accordance with the internal laws of the State of Minnesota.

9.2

Severability. If any provision of the Plan, or any Bonus Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan, or any Bonus Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan and the Bonus Award, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan, any such Bonus Award shall remain in full force and effect.

9.3

No Trust or Fund Created. Neither the Plan nor any obligations to pay a Bonus Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to a Bonus Award, such right shall be no greater than the right of any unsecured general creditor of the Company or of any Affiliate.

9.4

Nature of Payments. Any and all cash payments pursuant to any Bonus Award granted hereunder shall constitute special incentive payments to the Participant, and, except to the extent that such plan or agreement expressly provides to the contrary, such payments shall not be taken into account in computing the amount of the Participant’s salary or compensation for purposes of determining any pension, retirement, death or other benefits under:

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a.	any pension, retirement, profit sharing, bonus, life insurance or other employee benefit plan of the Company or any Affiliate or
b.	any agreement between the Company (or any Affiliate) and the Participant

9.5

Headings. Headings are given to the Sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

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MTS SYSTEMS CORPORATION
14000 TECHNOLOGY DRIVE
EDEN PRAIRIE, MN 55344

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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 9, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M18584-P85710	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MTS SYSTEMS CORPORATION			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends that you vote FOR Proposals 1, 2, and 3 below.			☐	☐	☐

1.	To elect six directors: NOMINEES: 01) David J. Anderson 02) Jean-Lou Chameau 03) Laura B. Hamilton	04) Brendan C. Hegarty 05) Barb J. Samardzich 06) Gail P. Steinel

								For	Against	Abstain

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2010.							☐	☐	☐

3.	To restate and approve the MTS Systems Corporation Executive Variable Compensation Plan.							☐	☐	☐

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

THIS PROXY/VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2, AND 3. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

This proxy should be marked, dated and signed by the shareholder(s) exactly as his, her or their name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M18585-P85710

PROXY

MTS SYSTEMS CORPORATION

Proxy for the Annual Meeting of Shareholders
February 10, 2010

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of MTS Systems Corporation, a Minnesota corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Laura B. Hamilton and Bruce W. Mooty, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote all the shares of Common Stock of the Company, held of record by the undersigned on December 15, 2009, at the ANNUAL MEETING OF SHAREHOLDERS to be held on February 10, 2010, and any adjournments or postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)